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                                                                EXHIBIT (3)(iii)


                                KCS Energy, Inc.

                       Incorporated Under the Laws of the

                                State of Delaware

                                RESTATED BY-LAWS


                                    ARTICLE I
                                     OFFICES

                  The principal office of the Corporation shall be located in the State of Texas. The Board of Directors may change the location of the principal office of the Corporation and may from time to time designate other offices at such other places, either within or without the State of Delaware, as the business of the Corporation may require.

                                   ARTICLE II
                                  STOCKHOLDERS

                  Section 1. Annual Meeting: The Annual Meeting of Stockholders for the election of Directors and the transaction of any other business as may properly come before such meeting shall be held at such place as shall be designated by the Board of Directors on the second Tuesday of May of each year at the hour of 10:00 A.M., or on such other day at such time as shall be designated by the Board of Directors. If said day be a legal holiday, said meeting shall be held at the same hour on the next succeeding business day. At the Annual Meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute or the Certificate of Incorporation.

                  Section 2. Special Meetings: Special Meetings of the Stockholders for any purpose may be called as provided in the Certificate of Incorporation. Special Meetings shall be held at such time and place as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting. At a Special Meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

                  Section 3. Notice of Meetings: Written notice of the place, date and hour of any Stockholders' meeting, whether annual or special, and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given to each


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Stockholder entitled to vote thereat, by mailing the same to him at his address as the same appears upon the records of the Corporation not less than ten (10) nor more than sixty (60) days prior to the date of such meeting. Notice of any adjourned meeting need not be given other than by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.

                  Section 4. Waiver of Notice: A written waiver of notice signed by the person entitled to notice, whether before or after the meeting, shall be deemed equivalent to notice. Attendance of a Stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting shall not have been lawfully called or convened.

                  Section 5. Quorum: Any number of Stockholders, together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, present in person or represented by proxy at any meeting duly called, shall constitute a quorum for all purposes at a meeting of Stockholders except as may otherwise be provided by law.

                  Section 6. Adjournment of Meetings: If at the time for which a meeting of Stockholders has been called less than a quorum is present, the meeting may be adjourned to another time or place by a majority vote of the Stockholders present in person or represented by proxy and entitled to vote thereat, without notice other than by announcement at the meeting except as may otherwise be required by law. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

                  Section 7. Voting: Each Stockholder entitled to vote at a meeting of the Stockholders shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation on the date fixed as a record date for the determination of its Stockholders entitled to vote, as hereinafter provided. Each Stockholder entitled to vote at a meeting of Stockholders may authorize another person or persons to act for him by proxy, duly appointed by instrument in writing subscribed by such Stockholder and bearing a date not more than three years prior to said meeting, unless said proxy provides for a longer period. At all meetings of Stockholders all matters shall be determined by a majority vote of the Stockholders entitled to vote thereat present in person or represented by proxy except as otherwise provided by law, the Certificate of Incorporation or these By-Laws.


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                                   ARTICLE III
                                    DIRECTORS

                  Section 1. Qualifications: Directors need not be stockholders.

                  Section 2. Duties and Powers: The Board of Directors shall have control and management of the affairs and business of the Corporation, and, unless the vote of a greater number is required by law, the Certificate of Incorporation or these By-Laws, the vote of the majority of the Directors present at a meeting shall be the act of the Board of Directors in the transaction of business, provided a quorum is present. The Directors may exercise all such powers of the Corporation and do all such lawful acts and things as they may deem proper and as are consistent with law, the Certificate of Incorporation and these By-Laws.

                  Section 3. Election: Directors shall be elected by the stockholders at the Annual Meeting of Stockholders to hold office for the term elected and until his successor is elected and qualified or until his earlier resignation or removal. If the election of directors shall not be held on the day designated by or pursuant to authority granted in these By-Laws, the Directors shall cause the same to be held as soon thereafter as may be convenient.

                  (a) Except as otherwise fixed pursuant to Article V of the Restated Certificate of Incorporation relating to the rights of the holders of any class or series of preferred stock having a preference over the common stock as to dividends or upon liquidation, or to elect additional directors under specified circumstances, the Board of Directors shall consist of not less than three (3) nor more than twelve (12) persons. The number of directors may be changed from time to time, within the limitations stated in the immediately preceding sentence, exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption.)

                  (b) The directors (other than those who may be elected by the holders of any class or series of preferred stock having a preference over common stock as to dividends or upon liquidation) shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term


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expiring at the annual meeting of stockholders held in the third year following the year of their election. The election of directors need not be by ballot.

                  (c) Except as otherwise fixed pursuant to the provisions of
Article V of the Certificate of Incorporation relating to the rights of the holders of any class or series of preferred stock having a preference over the common stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum of the Board of Directors. If any applicable provision of the Delaware General Corporation Law expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such a meeting only by the affirmative vote of at least 75 percent of the combined voting powers of the then-outstanding shares of the voting stock, voting together as a single class (it being understood that for all purposes of this Section 3 and compliance with Article XIII of the Certificate of Incorporation, each share of the voting stock shall have the number of votes granted to it pursuant to Article V of the Certificate of Incorporation or any resolution or resolutions of the Board of Directors pursuant to authority expressly granted to and vested in it by the provisions of Article V of the Certificate of Incorporation). Any director elected in accordance with the two preceding sentences shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

                  (d) Subject to the rights of the holders of any class or series of preferred stock having preference over the common stock as to dividends or upon liquidation or to elect directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 75 percent of the combined voting power of all of the then-outstanding shares of the voting stock, voting together as a single class. The Corporation must notify the director of the grounds of his impending removal and the director shall have an opportunity, at the expense of the Corporation, to present his defense to the stockholders by a statement which accompanies or precedes the Corporation's solicitation of proxies to remove him.

                  Section 4. Resignation of Directors: Any Director may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time


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specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board, if any, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

                  Section 5. Meetings: The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the Annual Meeting of the Stockholders, provided a quorum is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, if any, or by the President.

                  Section 6. Notice and Place of Meetings: Regular meetings of the Board of Directors may be held at such time and place as shall be designated by resolution of the Board of Directors. No notice need be given of any regular meeting of the Board. Notice of any special meeting specifying the time and place of such meeting and the business to be transacted thereat shall be served upon each Director by mail at his residence or usual place of business at least two (2) days before the day on which such meeting is to be held, or sent to him at such place by telegraph or cable, or transmitted by way of a guaranteed overnight courier service, or delivered personally or by telephone not later than 24 hours prior to the time at which the meeting is to be held. No notice of the annual meeting shall be required if held immediately after the annual meeting of the Stockholders and if a quorum is present. Notice of a meeting need not be given to any Director who submits a signed waiver of notice before or after the meeting, nor to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice.

                  Section 7. Business Transacted at Meetings: Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by law.

                  Section 8. Quorum: A majority of the entire Board of Directors shall be necessary to constitute a quorum for the transaction of business. If a quorum is not present at a meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting to such time and place as they may determine without notice other than announcement at the meeting until enough Directors to constitute a quorum shall attend. When a quorum is once present to organize a meeting, it shall not be broken by the subsequent withdrawal of any Directors.


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                  Section 9. Action Without a Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or such committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. Such resolutions and the written consents thereto by the members of the Board or a committee shall be filed with the minutes of the proceedings of the Board or such committee as the case may be.

                  Section 10. Participation By Telephone: Any one or more members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                  Section 11. Compensation: The Board of Directors may establish by resolution reasonable compensation of all Directors for services to the Corporation as Directors, including a fixed fee and expenses, if any, incurred in attending each meeting. Nothing herein contained shall preclude any Director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

                                   ARTICLE IV
                                   COMMITTEES

                  Section 1. Executive Committee: The Board of Directors, by resolution passed by a majority of the entire Board, may designate three (3) or more Directors to constitute an Executive Committee to hold office at the pleasure of the Board, which Committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by the Delaware General Corporation Law, and shall have power to authorize the seal of the Corporation to be affixed to all instruments which may require it. Any member of the Executive Committee may be removed at any time, with or without cause, by a resolution of a majority of the entire Board of Directors. Any person ceasing to be a Director shall ipso facto cease to be a member of the Executive Committee. Any vacancy in the Executive Committee occurring from any cause whatsoever may be filed from among the Directors by a resolution of a majority of the entire Board of Directors.

                  Section 2. Other Committees: Other committees, whose members are to be Directors, may be appointed by the Board of Directors, which members shall hold office


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for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors. Any member of such a committee may be removed at any time, with or without cause, by the Board of Directors. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors.

                  Section 3. Resignation. Any member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board, if any, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

                  Section 4. Quorum. A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall have no powers as such.

                  Section 5. Record of Proceedings: Each committee shall keep a record of its acts and proceedings and shall report the same to the Board of Directors when and as required by the Board of Directors.

                  Section 6. Organization, Meetings, Notices: A committee may hold its meetings at the principal office of the Corporation, or at any other place upon which a majority of the committee may at any time agree. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Executive Committee, any notice of a meeting of such committee may be given by the Secretary or by the chairman of the Committee and shall be sufficiently given if mailed to each member at his residence or usual place of business at least five (5) days before the day on which the meeting is to be held, or if sent to him at such place by telegraph or cable, or delivered personally or by telephone not later than 24 hours prior to the time at which the meeting is to be held.

                  Section 7. Compensation: The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

                                    ARTICLE V
                                    OFFICERS

                  Section 1. Number: The officers of the Corporation shall be a President, Executive Vice-President, Secretary, Treasurer and such Vice-Presidents and other


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officers as may be appointed in accordance with the provisions of Section 3 of this Article V. The Board of Directors, in its discretion, may also elect a Chairman of the Board of Directors.

                  Section 2. Election, Term of Office and Qualifications: The officers, except as provided in Section 3 of this Article V, shall be elected annually by the Board of Directors immediately after the Annual Meeting of stockholders. Each such Officer shall, except as herein otherwise provided, hold office until the election and qualification of his successor or until his earlier resignation or removal. The Chairman of the Board of Directors, the President and the Executive Vice-President shall be Directors of the Corporation, and should such officer cease to be a Director, he shall ipso facto cease to be such officer. Any two or more offices may be held by the same person, except the offices of the President and Secretary.

                  Section 3. Other Officers: Other officers, including, but not limited to, a Vice-Chairman, one or more Senior Vice-Presidents, Vice-Presidents, Assistant Vice-Presidents, Assistant Secretaries and Assistant Treasurers, may from time to time be appointed by the Board of Directors, which other officers shall have such powers and perform such duties as may be assigned to them by the Board of Directors or Committee appointing them. All such officers shall be corporate officers of the Corporation with the power to bind the Corporation by acts within the scope of their authority.

                  Section 4. Removal of Officers: Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors.

                  Section 5. Resignation: Any officer of the Corporation may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

                  Section 6. Filling of Vacancies: A vacancy in any office shall be filled by the Board of Directors.

                  Section 7. Compensation: The compensation of the Officers shall be fixed by the Board of Directors, or by any committee or Officer upon whom power in that regard may be conferred by the Board of Directors.


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                  Section 8. Chairman of the Board of Directors: The Chairman of
the Board of Directors, if one is elected, shall be a Director and shall preside at all meetings of the Board of Directors and of the Stockholders at which he shall be present. He shall have power to call special meetings of the Board of Directors or of the Executive Committee at any time and shall have such power and perform such other duties as may from time to time be assigned to him by the Board of Directors.

                  Section 9. President: The President shall have responsibility for the general direction of the business affairs and property of the Corporation, and of its several Officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President. He shall be the chief executive officer of the Corporation, subject to the control of the Board of Directors. He shall perform such duties as may be assigned to him from time to time by the Board of Directors. In the absence of the Chairman of the Board, the President shall perform and carry out the functions of the Chairman of the Board.

                  Section 10. Executive Vice-President: The Executive Vice-President shall possess the powers and may perform the duties of the President in his absence or disability. He shall have charge of the general administration of the day-to-day affairs of the Corporation and discharge such duties as usually pertain to the office of the Executive Vice-President, under the supervision of the President. He shall perform such other duties as may be assigned to him by the President or the Board of Directors.

                  Section 11. Vice-Presidents: During any absence or incapacity of the Executive Vice-President, the officers in the following order shall perform the duties and exercise the powers of the Executive Vice-President, and shall perform such duties and functions as the Board may prescribe: (a) the Senior Vice-President (or if there shall be more than one, the Senior Vice-Presidents in the order determined by the Board of Directors); (b) the Vice-President (or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors); (c) the Assistant Vice-President (or if there shall be more than one, the Assistant Vice-Presidents in the order determined by the Board of Directors).

                  Section 12. Secretary: The Secretary shall attend all meetings of the Board of Directors and of the Stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any committee appointed by the Board. He shall give or cause to be given notice of all meetings of stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the Corporation and affix it to any instrument when so


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authorized by the Board of Directors. In the absence of a Secretary, an
Assistant Secretary may act in his place.

                  Section 13. Treasurer: The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He may be required to give bond for the faithful discharge of his duties. In the absence of a Treasurer, an Assistant Treasurer may act in his place.

                                   ARTICLE VI
                                  CAPITAL STOCK

                  Section 1. Issue of Certificates of Stock: Certificates of capital stock shall be in such form as shall be approved by the Board of Directors. They shall be numbered in the order of their issue, and shall be signed, either manually or by facsimile signature, by the Chairman of the Board, President, Executive Vice-President, or any Vice-President and the Secretary or any Assistant Secretary, and the seal of the Corporation or a facsimile thereof shall be impressed, affixed or reproduced thereon. In case any Officer or Officers who shall have signed any such certificate or certificates shall cease to be such Officer or Officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates have not ceased to be such Officer or Officers of the Corporation.

                  Section 2. Registration and Transfer of Shares: The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him, the numbers of the certificates covering such shares and the dates of issue of such certificates. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment of power of transfer endorsed thereon or attached thereto, duly executed,


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and with such proof of the authenticity of the signature as the Corporation or its Agents may reasonably require. A record shall be made of each transfer.

                  The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates of stock.

                  Section 3. Lost, Destroyed and Mutilated Certificates: The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates thereof. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises, or may remit such owner to such remedy or remedies as he may have under the laws of the State of Delaware.

                                  ARTICLE VIII
                             DIVIDENDS AND FINANCING

                  Section 1. General Discretion of Directors: The Board of Directors shall have power to fix and vary the financing and investment policies of the corporation, subject to the requirements of the Restated Certificate of Incorporation, and to determine whether any part of the retained earnings or net income of the Corporation shall be declared in dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

                  Section 1. Fiscal Year: The fiscal year of the Corporation shall commence on the first day of January and end on the last day of December.

                  Section 2. Corporate Seal: The corporate seal shall be in such form as approved by the Board of Directors and may be altered at their pleasure. The corporate seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.


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                  Section 3. Notices: Except as otherwise expressly provided, any notice required by these By-Laws to be given shall be sufficient if given by depositing the same in a post office or letter box in a sealed wrapper with first-class postage prepaid thereon and addressed to the person entitled thereto at his address, as the same appears upon the books of the Corporation, or by telegraphing or cabling the same to such person at such address or by transmitting the same by way of a guaranteed overnight courier service; and such notice shall be deemed to be given at the time it is mailed, telegraphed, cabled or so transmitted.

                  Section 4. Contracts, Checks, Drafts: The Board of Directors, except as may otherwise be required by law, may authorize any Officer or Officers, Agent or Agents, in the name of and on behalf of the Corporation to enter into any contract or execute or deliver any instrument. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such Officer or Officers, Agent or Agents of the Corporation, and in such manner as shall be designated from time to time by resolution of the Board of Directors.

                  Section 5. Deposits: All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any Officer of the Corporation, or by such Agents of the Corporation as the Board of Directors, the Chairman of the Board, if any, or the President may authorize for that purpose.

                  Section 6. Voting Stock of Other Companies: Except as otherwise ordered by the Board of Directors or the Executive Committee, the Chairman of the Board, if any, or the President, or the Executive Vice-President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation of which the Corporation is a stockholder and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting the Chairman of the Board, if any, or the President, or the Executive Vice-President, or the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock and which, as owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors or the Executive Committee may from time to time confer like powers upon any other person or persons.


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                                   ARTICLE IX
                                   AMENDMENTS

                  These Restated By-Laws may be amended or repealed, or new By-Laws may be adopted, at any annual or special meeting of the Stockholders, by vote of the Stockholders entitled to vote in the election of Directors; provided, however, that the notice of such meetings shall have been given as provided in these By-Laws, which notice shall state that amendment or repeal of these By-Laws, or the adoption of new By-Laws, is one of the purposes of such a meeting; and provided further, that By-Laws adopted by the Stockholders shall not be rescinded, altered, amended or repealed by the Board of Directors if such By-Laws adopted by the Stockholders so express. These Restated By-Laws may also be amended or repealed, or new By-Laws may be adopted, by the Board of Directors at any meeting thereof; provided, however, that notice of such meeting shall have been given as provided in these By-Laws, which notice shall state that amendment or repeal of the By-Laws, or the adoption of new By-Laws, is one of the purposes of such meeting; and provided further, that By-Laws adopted by the Board of Directors may be amended or repealed by the Stockholders as hereinabove provided.

Dated:___________________, 2001




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